Exhibit 10.168.1

Termination of Inducement Stock Option

Reference is made to that certain option to purchase 750,000 shares of Common Stock of The Immune Response Corporation (the “Company”) that was granted to Robert E. Knowling, Jr. (“Knowling”) pursuant to the Inducement Stock Option Grant Notice dated February 9, 2005 (the “Option”).

The Company and Knowling agree that the Option is hereby terminated, effective immediately.

Dated: June 22, 2005

The Immune Response Corporation

By:	/s/ Michael K. Green
Michael K. Green
Vice President, Finance and Chief Financial Officer

/s/ Robert E. Knowling, Jr.
Robert E. Knowling, Jr.